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                                                                    EXHIBIT 10.3


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                         EXECUTIVE EMPLOYMENT AGREEMENT

                                    BETWEEN

                          HOMECOM COMMUNICATIONS, INC.

                                      AND

                                   HARVEY SAX

                                     DATED

                                JANUARY 1, 1996







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                              TABLE OF CONTENTS

                       EXECUTIVE EMPLOYMENT AGREEMENT



PARAGRAPH                                                               PAGE NO.
---------                                                               --------
1. Background.............................................................  1

2. Certain Definitions....................................................  1

3. Employment.............................................................  5

4. Responsibilities.......................................................  5

5. Compensation and Reimbursements........................................  5

6. Termination............................................................  8

7. Proprietary Information................................................  8

8. Indemnification........................................................ 10

9. Board of Directors..................................................... 10

10. Severability.......................................................... 10

11. Attorneys' Fees....................................................... 10

12. Headings.............................................................. 10

13. Notices............................................................... 10

14. General Provisions.................................................... 11

15. Entire Agreement...................................................... 11




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                         EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into this 1st day of January, 1996 by and between HOMECOM COMMUNICATIONS, INC., a Georgia corporation with its principal offices at 600 West Peachtree Street, Atlanta, Georgia 30308 (the "Company") and Harvey Sax ("Employee"), an individual, and shall be effective on the Effective Date, as defined below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto, the parties do hereby covenant and agree as follows:

1.    BACKGROUND.

      A. The Company is engaged in the business of business software development, sales, marketing, service and support.

      B. The Company desires to secure and retain the services of Employee in the office of President, and such services are considered by the Company to be valuable with regard to the business of the Company.

2. CERTAIN DEFINITIONS. As used in this Agreement and the Exhibits, the following terms shall have the meanings set forth below, and the parties hereto agree to be bound by the provisions hereof:

      A. BOARD OF DIRECTORS means the Board of Directors of the Company.

      B. CHANGE OF CONTROL means the occurrence of any one of the following events:

         (i) Merger or consolidation where the Company is not the consolidated or surviving company and the surviving or resulting company does not expressly agree to be bound by and have the benefits of the provisions of this Agreement, and through which any person or persons acting in concert (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial holder directly or indirectly of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

         (ii) Transfer of all or substantially all of the assets or stock of the Company and the transferee of the Company's assets or stock does not expressly agree to be bound by and have the benefits of the provisions of this Agreement;

         (iii) Change in control of the Company of a nature that, if the Company was a reporting company under SEC rules and regulations, would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if: (a) any person or persons acting in concert (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial holder directly or indirectly of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or, (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reasons to constitute a majority thereof, unless the election or nomination for election by Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors who were directors at the beginning of such period; or

        (iv) discontinuation of the business by Company.

     C. COMPANY means HomeCom Communications, Inc. and its successors.

     D. CONSTRUCTIVE TERMINATION means a termination of this Agreement resulting from any material failure by the Company to fulfill its obligations under this Agreement which is not cured within twenty (20) days after receipt of written notice by the Company from Employee specifying the nature of the failure, which failure shall include, but shall not be limited to, (a) removal of Employee, other than removal as a result of a Termination With Cause or a Voluntary Termination, as President of the Company or any material reduction by the Company in the functions, duties or responsibilities of Employee, without the consent of Employee, (b) a material, non-voluntary reduction in Employee's Current Salary and eligibility for bonus amounts, or (c) the occurrence of a Change of Control. Constructive Termination shall occur only (A) after receipt by the Company of written notice from Employee specifying Employee's reasonable belief that an event of Constructive Termination has occurred, as defined herein, and (B) if Employee provides such notice to the Company and the Board of Directors within sixty (60) days after the date of such event. The effective date of Employee's termination of employment shall be the date specified by the Employee which date must be not later than sixty (60) days after the giving of the notice specified in the immediately preceding sentence. Notice by Employee of Constructive Termination shall not constitute a Voluntary Termination for purposes of this Agreement.

     E. EFFECTIVE DATE means January 1, 1996.

     F. EMPLOYEE'S CURRENT SALARY means, with respect to any payment obligation pursuant to this Agreement, an amount equal to the greater of (i) Employee's current base salary as of the date any determination of Employee's Current Salary hereunder, plus an amount equal to the bonus compensation paid to the Employee for the most recent fiscal year, plus an amount equal to the annualized value of any and all benefits currently paid to or for the benefit of the Employee; or (ii) Employee's gross income as reported cumulatively on Employee's Form W-2 and any Form 1099 issued for the previous calendar year.

     G. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and as in effect on the date of the occurrence of any event that requires reference to such act pursuant to the terms hereof.




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     H. INITIAL TERM means the basic term of this Agreement, which shall be sixty (60) months, beginning on the Effective Date and ending on the date which is sixty (60) months following the Effective Date.

     I. PERMANENT DISABILITY means a physical or mental condition which renders Employee incapable of performing his regular duties hereunder for a period of one hundred twenty (120) consecutive days. In the event of any disagreement between Employee and the Company as to whether Employee is suffering from Permanent Disability, the determination of Employee's Permanent Disability shall be made by one or more board certified licensed physicians practicing the specialty of medicine applicable to Employee's disorder in the Atlanta metropolitan area in accordance with the provisions of this Subsection J. If either the Company or Employee desires to initiate the procedure provided in this Subsection J, such party (the "Initiating Party") shall deliver written notice to the other party (the "Responding Party") in accordance with the provisions of this Agreement specifying that the Initiating Party desires to proceed with a medical examination and the procedures specified in this Subsection. Such notice shall include the name, address and telephone number of the physician selected by the Initiating Party (the "Disability Examination Notice"). If the Responding Party fails within thirty (30) days after the receipt of the Disability Examination Notice to designate a physician meeting the standards specified herein, the physician designated by the Initiating Party in the Disability Examination Notice shall make the determination of Permanent Disability as provided in this Subsection. If the Responding Party by written notice notifies the Initiating Party within thirty (30) days of the receipt by the Responding Party of the Disability Examination Notice by notice specifying the physician selected by the Responding Party for purposes of this Subsection, then each of the two physicians as so designated by the respective parties shall each examine Employee. Examinations shall be made by each such physician within thirty (30) days of such physician's respective designation. Each physician shall render a written report as to whether Employee is in such physician's opinion suffering Permanent Disability. If the two physicians agree on the status of Employee for purposes of this Subsection, such determination shall be conclusive and dispositive for all purposes of this Subsection. If the two physicians cannot agree, the two physicians shall jointly select a third physician meeting the standards specified in this Subsection within thirty (30) days after the later report of the two physicians is submitted. The third physician shall render a written report on the status of Employee within thirty (30) days of selection and such report shall be dispositive for purposes of this Subsection. For purposes of this Subsection J, Employee agrees that Employee shall promptly submit to such examinations and tests as such physicians shall reasonably request for purposes of making a determination of Permanent Disability as provided herein. Failure or refusal of the Company to designate a licensed physician to make a determination of Permanent Disability as required in accordance with this Subsection or of Employee to submit to the examination as required by this Subsection shall constitute a conclusive admission by the Company or Employee, as appropriate, that Employee is suffering from a Permanent Disability as provided herein.

     J. RENEWAL TERMS means the period, if any, following the Initial Term during which the Agreement is extended as set forth in Section 6B.

     K. SEC means the Securities Exchange Commission.



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     L. SEVERANCE AMOUNT shall have the meaning as set forth in Section 5C.

     M. TERM means the Initial Term and any Renewal Term.

     N. TERMINATION DATE means the following: (i) with respect to Termination With Cause, the date the Company notifies Employee in writing of the actions described in Subsection 2P(i) and the termination of this Agreement based thereon, or the date which is twenty (20) days after written notice of a violation to Employee pursuant to Subsection 2P(ii) that is not cured by Employee; (ii) with respect to the death of Employee, the date of his death;
(iii) with respect to Termination Without Cause, the date which is ninety (90) days after the date the Company gives Employee notice of Termination Without Cause; and (iv) with respect to Voluntary Termination, the date which is ninety
(90) days after the date Employee unilaterally terminates his employment relationship with the Company by giving written notice to the Company of such termination.

     O. TERMINATION FOR NON-PERFORMANCE means the termination of this Agreement and the employment relationship of Employee with the Company, at any time after 18 months following the date hereof, for any material failure of the Company to achieve in all material respects the financial budget of the Company approved in writing by the Company's Board of Directors.

     P. TERMINATION WITH CAUSE means the termination of this Agreement and the employment relationship of Employee with the Company, only for the following:

        (i) Theft or embezzlement with regard to material property of the Company; or

        (ii) Continued neglect by Employee in fulfilling his duties as President of the Company as a result of alcoholism, drug addiction, nervous breakdown or excessive unauthorized absenteeism, after written notification from the Board of Directors of such neglect, setting forth in detail the matters involved and Employee's failure to cure the problem resulting in such neglect within a reasonable time.

     Q. TERMINATION WITHOUT CAUSE means any of the following:

        (i) A termination by the Company of this Agreement and the employment relationship of Employee with the Company which is not a Termination With Cause, a Voluntary Termination or a Constructive Termination, including the expiration of this Agreement as a result of the election of the Company pursuant to Section 6B not to renew the Initial Term or any Renewal Term;

       (ii) After a Change of Control or within the one hundred and twenty (120) day period immediately prior to the occurrence of a Change of Control, any termination of this Agreement by the Company because Employee is determined to have incurred a Permanent Disability or to have died;



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       (iii) Any alteration or revision in the corporate position of Employee such that Employee's responsibilities or compensation are materially reduced or decreased for any reason; or

        (iv) Any relocation of Employee by the Company not agreed to in a writing by the Employee (which writing must reference this Agreement), to a location other than metropolitan Atlanta, Georgia.

     R. TRIGGERING EVENT means a termination of Employee's employment (i) by the Company during the Term due to a Termination Without Cause or (ii) a Constructive Termination of Employee's employment with the Company.

     S. VOLUNTARY TERMINATION means unilateral termination by Employee of his employment with the Company prior to or at the end of the Term and in the absence of a Triggering Event. Employee shall give the Company written notice of Employee's Voluntary Termination. Notice by Employee to the Company pursuant to Section 2D shall not constitute a Voluntary Termination for purposes of this Agreement.

3. EMPLOYMENT. The Company, through its Board of Directors, agrees to employ Employee in the office of President of the Company for the Term, and Employee agrees to accept such employment and office upon the terms and conditions set forth herein.

4. RESPONSIBILITIES. Pursuant to this Agreement, Employee shall assume the responsibilities, perform the duties, and exercise the powers as President of the Company, as set forth in the Bylaws of the Company and consistent with the responsibilities, duties and powers exercised by Employee as President of the Company as of the Effective Date and such other duties as may be assigned from time to time by the Board of Directors.

5. COMPENSATION AND REIMBURSEMENTS. The Company shall pay, and Employee agrees to accept, as partial compensation for services to be rendered hereunder during the Term, the remuneration described below:

     A. ANNUAL SALARY. The Company shall pay Employee a base annual salary as of the Effective Date of January 1, 1996 of One Hundred Thousand Dollars ($100,000) per year ("Base Salary"), subject to annual increases which, if granted, shall be effective on the first day of the Company's fiscal year, as the Board of Directors or the Compensation Committee of the Company in their sole discretion deems appropriate in accordance with the Company's customary procedures regarding the salaries of its executive officers. Base Salary shall be payable according to the customary payroll practices of the Company, but in no event less frequently than monthly.

     B. BONUSES. Employee shall be entitled to an incentive bonus that will be determined and paid on a quarterly basis, as determined by the Board of Directors. During the Term, Employee shall be entitled to participate in other incentive and/or bonus cash and equity compensation plans of the Company which provide benefits to senior officers, as determined by the Board of Directors.


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     C. SEVERANCE PAYMENTS AND AGREEMENTS.

        (i) Upon a Termination With Cause or a Voluntary Termination, Employee shall not be entitled to severance pay.

        (ii) Upon the occurrence of a Triggering Event within one (1) year of the Effective Date, or upon Termination for Non-Performance, Employee shall be entitled to salary and benefits (the "Severance Amount") in the amount of six
(6) months Base Salary and continuation of benefits for six (6) months. Employee shall also have the use of the Company's computer, telephone credit cards and facilities for up to six (6) months following the date of the Triggering Event.

        (iii) Upon the occurrence of a Triggering Event after one (1) year from the Effective Date, Employee shall be entitled to salary and benefits (the "Severance Amount") in the amount of twelve (12) months Base Salary and continuation of benefits for twelve (12) months. Employee shall also have the use of the Company's computer, telephone credit cards, and facilities for up to twelve (12) months following the date of the Triggering Event.

        (iv) Upon the occurrence of a Triggering Event, Employee shall be entitled to receive, in addition to the Severance Amount, payment for out-placement services in an amount up to twenty-five percent (25%) of Base Salary.

        (v) Any Severance Amount payable pursuant to this Section shall be paid as follows: (a) fifty percent (50%) of such amount shall be payable immediately as of the date of the Triggering Event, and (b) the remaining fifty percent (50%) of such amount shall be paid over the six (6) month or twelve
(12) month period, whichever is applicable in accordance with Subsection 5C(ii) or 5C(iii) hereof, according to the Company's payroll practices and procedures in effect at the time of the Triggering Event.

        (vi) In addition to receiving payment of the Severance Amount, upon the occurrence of a Triggering Event, any and all stock options to purchase shares of the Company which are held by Employee shall become one hundred percent (100%) vested and immediately exerciseable as of the date of such Triggering Event, and shall be exerciseable by the Employee over the balance of the remaining stated term of any such stock options (which term shall be the term applicable to the Employee in the absence of termination of employment), notwithstanding any provision contained in the stock option agreement to the contrary.

        (vii) In the event of termination of employment hereunder for any reason, the Company shall cause to be immediately terminated any agreement to which the Employee is a party which shall prohibit the Employee in any way from selling any capital stock of the Company then owned by Employee in the public markets (provided, however, this paragraph shall not obligate the Company to terminate any restriction applicable to the Employee because the Employee shall hold "restricted securities" as defined under applicable federal or state securities laws).


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        (viii) During any period in which the severance amount is payable hereunder, the Employee shall be deemed to continue to be an employee of the Company for the purposes of receiving any and all benefits, including health and life insurance. Notwithstanding the foregoing, the Employee shall be relieved of any and all obligations and liabilities applicable to the Employee's status as an employee of Company upon the occurrence of any Termination Without Cause or upon Termination for Non-Performance.

        (ix) Any controversy or claim arising out of or relating to whether termination of Employee's employment is due to a Triggering Event, or is a Termination for Non-Performance, a Termination With Cause, a Termination Without Cause, a Constructive Termination, or a Voluntary Termination as provided herein, shall be settled by arbitration in accordance with the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"). Arbitration shall be initiated by a party by giving notice in the manner set forth herein to the other party of its intention to arbitrate, which notice shall contain a statement setting forth the nature of the dispute, the amount claimed, if any, and the remedy sought. The initiating party shall then file a copy or copies of the notice as set forth under the Rules. Atlanta, Georgia shall be the location where the arbitration is held. The parties shall agree upon and appoint three (3) arbitrators in accordance with the Rules within twenty (20) days of the effective date of notice of arbitration; however, if the parties fail to make such designation within twenty (20) days, the AAA shall make the appointment. The determinations of such arbitrators will be final and binding upon the parties to the arbitration, and judgment upon the award rendered by the arbitrators may be entered in any such court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrators shall apply the laws of the State of Georgia as to both substantive and procedural questions.

     D. INSURANCE AND BENEFITS.

        (i) The Company shall allow Employee to participate in or receive benefits under all employee and executive benefit plans or arrangements and perquisites of employment, including, without limitation, plans or arrangements providing for health, dental and disability insurance coverage, life insurance for the benefit of Employee's beneficiaries, deferred compensation and pension benefits, and personal financial, investment, legal or tax advice, all at the highest level that is available through the Company to other senior officers of the Company subject to the same terms and conditions as apply to such other senior officers.

        (ii) Employee shall be entitled to all holidays recognized by the Company and such vacation time as is available under the vacation policy of the Company in effect for senior officers with continuing payment of all compensation as set forth herein. Employee shall be reimbursed by the Company for all expenses incurred on behalf of the Company in accordance with the then current reimbursement policies of the Company. Nothing paid to Employee under any plan, arrangement or perquisite presently in effect or made available in the future shall be deemed to be in lieu of the salary and other compensation or payments paid or payable to Employee under this Agreement.


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6.    TERMINATION.

      A. This Agreement will commence on the Effective Date and shall continue during the Initial Term.

      B. In addition to the Initial Term, this Agreement shall be renewed for additional one (1) year periods (the "Renewal"), ad infinitum, unless either party gives notice of non-renewal at least one hundred and eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.

      C. During the Term, the Company or Employee may terminate this Agreement, subject to the terms, conditions and obligations hereof, by any of the following events:

        (i) Mutual written agreement expressed in a single document signed by both the Company and Employee;

        (ii)   Voluntary Termination by Employee;

        (iii)  Death of the Employee;

        (iv)   Termination Without Cause;

        (v)    Termination With Cause;

        (vi) Termination for Non-Performance (after a minimum 90 days prior written notice to the Company stating the specifics of such non-performance and a reasonable opportunity by the Employee to cure such non-performance); or

        (vii)  Constructive Termination.

        Upon termination for any of the foregoing reasons, Employee shall continue to render services and shall be paid his Base Salary and benefits up to the Termination Date. Any Severance Amount payable to Employee is in addition to the regular Base Salary and benefits which Employee shall receive up to the Termination Date. In the event of such termination, this Agreement shall be deemed terminated for all purposes except to the extent otherwise herein provided.

     D. The obligations of Employee under Sections 6 and 7 shall survive termination or expiration of this Agreement. The obligations of the Company under Section 11, and those obligations under Section 5 that by their terms are to be paid or to continue after termination of this Agreement, shall also survive such termination.

7.   PROPRIETARY INFORMATION.

     A. In performance of services under this Agreement, Employee may have access to:

        (i) information which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (hereinafter "Trade Secrets" or "Trade Secret"); or

        (ii) information which does not rise to the level of a Trade Secret, but is valuable to the Company and provided in confidence to Employee (hereinafter "Confidential Information").

     B. Employee acknowledges and agrees with respect to Trade Secrets and Confidential Information provided to or obtained by Employee (hereinafter collectively the "Proprietary Information"):

        (i) that the Proprietary Information is and shall remain the exclusive property of the Company;

        (ii) to use the Proprietary Information exclusively for the purpose of fulfilling the obligations under this Agreement;

        (iii) to return the Proprietary Information, and any copies thereof, in Employee's possession or under Employee's control, to the Company upon request of the Company, or expiration or termination of this Agreement for any reason; and

        (iv) to hold the Proprietary Information in confidence and not to copy, publish, or disclose to others or allow any other party to copy, publish, or disclose to others, in any form, any Proprietary Information without the prior written approval of an authorized representative of the Company.

     C. The obligations and restrictions set forth in this Section 7 shall survive expiration or termination of this Agreement, for any reason, and shall remain in full force and effect as follows:

        (i) as to Trade Secrets, for so long as such information remains subject to protection under applicable law;

        (ii) as to Confidential Information, for a period of two (2) years after expiration or termination of this Agreement for any reason.

     D. The obligations set forth in this Section 7 shall not apply or shall terminate with respect to any particular portion of the Proprietary Information which:

        (i) was in Employee's possession, free of any obligation of confidence, prior to Employee's receipt of the Confidential Information from the Company;



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




        (ii) is in the public domain at the time the Company communicates it to Employee, or becomes available to the public through no breach of this Agreement by Employee; or

        (iii) is received by Employee independently and in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential.

8. INDEMNIFICATION. The Company agrees to indemnify and hold Employee harmless for (i) all claims arising from or relating to Employee's performance of Employee's duties hereunder in the same manner as indemnification provided for members of the Board of Directors, if any, and (ii) all costs and expenses relating to claims brought by Employee's previous employer, if any.

9. BOARD OF DIRECTORS. The Company shall cause Employee to be elected as a member of the Board of Directors and Employee shall remain a member of the Board of Directors throughout the Term. The Board of Directors will use their best efforts to acquire Directors' and Officers' insurance based on the coverage available, the cost of such insurance and the Company's financial ability to pay policy premiums for such insurance.

10. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, such holdings shall not affect the enforceability of any other provision of this Agreement, and all other provisions shall continue in full force and effect.

11. ATTORNEYS' FEES. If a dispute between the parties arises in connection with this Agreement, the prevailing party as determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment is not subject to further appeal due to the passage of time or otherwise) shall be entitled to reimbursement from the other party for reasonable attorneys' fees and expenses incurred by the prevailing party in connection with the resolution of the dispute.

12. HEADINGS. The headings of the several paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

13. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) delivered personally; (ii) mailed by certified mail, return receipt requested, with proper postage prepaid; or (iii) delivered by recognized courier contracting for same day or next day delivery with signed receipt acknowledgment to:

                        (a)   To the Company:
                              HomeCom Communications, Inc.
                              Building 14, Suite 100
                              3535 Piedmont Road
                              Atlanta, Georgia 30308
                              Attention:  President



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




                        (b)   To Employee:
                              HomeCom Communications, Inc.
                              Building 14, Suite 100
                              3535 Piedmont Road
                              Atlanta, Georgia 30308
                              Attention:  President

or at such other address as the parties hereto may have last designated by notice to the other parties. Any item delivered personally or by recognized courier contracting for same day or next day delivery shall be deemed delivered on the date of delivery. Any item mailed shall be deemed to have been delivered on the date evidenced on the return receipt.

14. GENERAL PROVISIONS. This Agreement shall be governed by and construed under the laws of the State of Georgia, without giving effect to its conflict of law principles. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Neither party may assign his or its rights and obligations under this Agreement to any other party.

15. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto, and except as otherwise provided in this Agreement, supersedes and cancels all previous and contemporaneous written and oral agreements, including all prior employment agreements between the Company and Employee and amendments thereto. No amendment or modification of this Agreement shall be valid or binding unless in writing and signed by the party to be bound.

     IN WITNESS WHEREOF, the parties hereto have affixed their seals and executed this Agreement effective as of the date first above written.



                                        HOMECOM COMMUNICATIONS, INC.


                                        By:  /s/ Harvey Sax
                                           -------------------------------------

                                        Name:  Harvey Sax
                                               ---------------------------------


                                        Title: President
                                               ---------------------------------


                                        EMPLOYEE:


                                        /s/ Harvey Sax
                                        ----------------------------------------

                                                                    EXHIBIT 10.3


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into effective as of the 1st day of August, 1996 by and between HomeCom Communications, Inc. ("HomeCom"), a Delaware corporation, ("Company") and HARVEY W. SAX ("Employee"), an individual.

         For $10.00 paid in hand, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. OWNERSHIP. For purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee, whether prior to the date of this Agreement or in the future while employed by the Company (whether developed during work hours or not) and which either (i) relate to the present or anticipated business, research, developments, tests, products, work or activities of the Company or (ii) result from or are suggested by any work Employee may do for the Company. All Work Product shall be considered work made for hire by the Employee and owned by the Company. If any of the Work Product may not, by operation of law, be considered work made for hire by Employee for the Company, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, Employee hereby assigns to the Company, and upon the future creation thereof automatically assigns to the Company, without further consideration, the ownership of all Work Product. The Company shall have the right to obtain and hold in its own name copyrights, registrations, and any other protection available in the Work Product. Employee agrees to perform, during or after Employee's employment, such further acts as may be necessary or desirable to transfer, perfect, and defend the Company's ownership of the Work Product that are reasonably requested by the Company.

2. LICENSE. To the extent that any preexisting materials are contained in the materials Employee delivers to Company or Company's customers, Employee grants to Company an irrevocable, nonexclusive, worldwide, royalty-free license to: (i) use and distribute (internally or externally) copies of, and prepare derivative works based upon, such preexisting materials and derivative works thereof, and (ii) authorize others to do any of the foregoing.

3.       TRADE SECRETS AND CONFIDENTIAL INFORMATION.

         (a) The Company may disclose to Employee certain Trade Secrets and Confidential Information (defined below). Employee acknowledges and agrees that the Trade Secrets and Confidential Information are the sole and exclusive property of the Company (or a third party providing such information to the Company) and that the Company or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right. Employee acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to Employee does not confer upon Employee any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information. Employee may use the Trade Secrets and Confidential Information solely for the benefit of the Company while Employee is employed or retained by the Company. Except in the performance of services for the Company, Employee will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Trade Secrets or the Confidential Information or any portion thereof. Employee agrees to return to the Company, upon request by the Company, the Trade Secrets and Confidential Information and all materials relating thereto.

         (b) Employee's obligations under this Agreement with regard to the Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law. Employee acknowledges that its obligations with regard to the Confidential Information shall remain in effect while Employee is employed or retained by the Company and for three (3) years thereafter. As used herein, "Trade Secrets" means information of the Company, its licensors, suppliers, customers, or prospective licensors or customers, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which (a) derives actual economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, licensing strategies, advertising campaigns, information regarding executives and employees, and the terms and conditions of this Agreement.

         (c) Employee acknowledges that existing or prospective customers of the Company may be companies which are publicly traded and subject to various rules and regulations of the Securities and Exchange Commission. Employee acknowledges that the Company has a policy that no one associated with the Company may trade in securities of any customer of the Company based on material, nonpublic information concerning the customer. Additionally, the Company expressly forbids the unauthorized disclosure of any nonpublic information acquired by anyone associated with the Company relating to a customer of the Company. Employee shall notify the Company prior to trading the securities of any customer of the Company.

4. CUSTOMER NON-SOLICITATION. Employee agrees that for a period of eighteen (18) months immediately following termination of Employee's employment with the Company for any reason, including, without limitation, voluntary resignation from employment by Employee ("Non-Solicitation Period"), Employee shall not, within a fifty-mile radius of the Company's principal executive office (the "Atlanta metropolitan area"), on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer of the Company, or any representative of any customer of the Company, with a view to sale or providing of any deliverable or service competitive with any deliverable or service sold or provided by the Company; provided, however, that for purposes of this Paragraph 8, as to any company with annualized revenues of more than $50 million, "customer" does not include any subsidiary, division or business economic unit of the company located outside the Atlanta metropolitan area to which the Company has not provided any deliverables or services during the period of two (2) years immediately preceding cessation of Employee's employment with the Company; provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with which Employee had contact during such two (2) year period. The actions prohibited by this paragraph shall not be engaged in by Employee directly or indirectly, whether as manager, salesperson, agent, technical support, sales or service representative, developer, or otherwise. Employee acknowledges that the Company provides products and services to customers throughout the Atlanta metropolitan area and that a more limited territorial restriction on the non-solicitation provisions of this paragraph would not adequately protect the legitimate interests of the Company.

5. NONCOMPETITION. Employee agrees that during the term of Employee's employment and during the Non-Solicitation Period, Employee shall not, within the Atlanta metropolitan area, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, perform services substantially similar to acting as an executive officer for any company or other entity that creates Web sites or develops Internet or Intranet enabled computer software applications; provided, however, that the restrictions set forth in this paragraph shall not prohibit Employee from being employed by, and performing services substantially similar to acting as an executive officer for, a company which derives less than 50% of its annual gross revenues from creating Web sites and developing Internet or Intranet enabled computer software applications. The actions prohibited by this paragraph shall not be engaged in by Employee directly or indirectly, whether as manager, salesperson, agent, technical support, sales or service representative, developer, or otherwise. Employee acknowledges that the Company provides products and services to customers throughout the Atlanta metropolitan area and that a more limited territorial restriction on the non-competition provisions of this paragraph would not adequately protect the legitimate interests of the Company. Notwithstanding anything to the contrary herein, the provisions of this Section 9 shall apply after the term of Employee's employment only in the event that Employee's termination from employment is for one or more of the following reasons: (i) termination by the Company for willful dishonesty toward or deliberate injury or attempted injury to the Company; or (ii) termination by the Company for criminal conduct involving mortal turpitude; or (iii) termination by the Company for a continued failure of Employee, after prior written notice thereof, to perform in accordance with any of the material provisions of this Agreement; or (iv) termination by the Company for recurring negligence or disregard in the performance of the Employee's duties, after prior written notice thereof, or
(v) voluntary resignation from employment by Employee.

6. EMPLOYEE NON-SOLICITATION. Employee agrees that Employee shall not call upon, solicit, recruit, or assist others in calling upon, recruiting or soliciting any person who is or was an employee of the Company within the Non-Solicitation Period, for the purpose of having such person work in any other corporation, association, entity, or business.

7. EQUITABLE RELIEF. The parties to this Agreement acknowledge that a breach by Employee of any of the terms or conditions of this Agreement will result in irrevocable harm to the Company and that the remedies at law for such breach may not adequately compensate the Company for damages suffered. Accordingly, Employee agrees that in the event of such breach, the Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Company's right to any remedies at law, including the recovery of damages for breach of this Agreement.

8. SEVERABILITY. If any provision or part of any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such holding shall not affect the enforceability of any other provisions or parts thereof, and all other provisions and parts thereof shall continue in full force and effect.

9. MISCELLANEOUS. This Agreement shall not be amended or modified except by a writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Due to the personal nature of this Agreement, Employee shall not have the right to assign Employee's rights or obligations under this Agreement without the prior written consent of Company. This Agreement shall be governed by the laws of the State of Georgia without regard to its rules governing conflicts of law. This Agreement and the attached Exhibits represent the entire understanding of the parties concerning the subject matter hereof and supersede all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the address provided below such party's signature (as may be amended by notice from time to time), by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid. Exhibits A and B, attached hereto, are incorporated herein by this reference.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals effective as of the date first above written.


EMPLOYEE:                               HOMECOM COMMUNICATIONS, INC.

                                        By:  /s/ Vinod Keni
                                             -----------------------------------
                                             Title:  Chief Financial Officer
/s/ Harvey W. Sax
-----------------------------------
Harvey W. Sax                           Date:
                                             -----------------------------------


Date:  August 1, 1996                   Address:


Address:                                Building 14, Suite 100
                                        3535 Piedmont Road
___________________________________     Atlanta, Georgia 30305

___________________________________

___________________________________